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                               FOURTH AMENDMENT


                                      TO


                               CREDIT AGREEMENT


                                    AMONG


                         BELDEN & BLAKE CORPORATION,

                        THE CANTON OIL & GAS COMPANY,

                             PEAKE ENERGY, INC.,

                          WARD LAKE DRILLING, INC.,

                    BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                     AND

                      THE FIRST NATIONAL BANK OF CHICAGO


                      EFFECTIVE AS OF FEBRUARY 15, 1996


------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                  Page
ARTICLE I           DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . .    1

    1.1             Terms Defined Above   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.2             Terms Defined in Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.3             References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    1.4             Articles and Sections   . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    1.5             Number and Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II          AMENDMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

    2.1             Amendment of Section 1.2  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    2.2             Amendment of Section 2.7  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
    2.3             Amendment of Section 2.11   . . . . . . . . . . . . . . . . . . . . . . . . .    4
    2.4             Amendment of Section 2.13   . . . . . . . . . . . . . . . . . . . . . . . . .    5
    2.5             Amendment of Section 6.14   . . . . . . . . . . . . . . . . . . . . . . . . .    5
    2.6             Amendment of Section 9.3  . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE III         CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

    3.1             Receipt of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    3.2             No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . .    6
    3.3             No Default or Event of Default  . . . . . . . . . . . . . . . . . . . . . . .    6
    3.4             Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . .    6
    3.5             Additional Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE IV          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE V           RATIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE VI          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

    6.1             Scope of Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    6.2             Agreement as Amended  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    6.3             Successors and Assigns; Rights of Third Parties   . . . . . . . . . . . . . .    7
    6.4             Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    6.5             GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    6.6             ENTIRE AGREEMENT; NO ORAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . .    8
    6.7             JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
    6.8             WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES   . . . . . . . . . . . .    8

                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

   This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into effective as of February 15, 1996, by and among BELDEN & BLAKE CORPORATION, an Ohio corporation ("BBC"), THE CANTON OIL & GAS COMPANY, an Ohio corporation ("COG"), PEAKE ENERGY, INC., a Delaware corporation ("PEAKE ENERGY"), WARD LAKE DRILLING, INC., a Michigan corporation ("WARD LAKE;" with BBC, COG and Peake Energy each a "BORROWER" and collectively, the "BORROWERS"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("BANK ONE"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as assignee of NBD Bank, a Michigan banking corporation ("FNBC;" with Bank One, together with each financial institution that becomes a party hereto or entitled to benefits and subject to obligations hereunder subsequent to the date hereof, each a "LENDER" and collectively, the "LENDERS"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity and together with any successors designated pursuant hereto, the "AGENT").

                             W I T N E S S E T H:
                             - - - - - - - - - -

   WHEREAS, BBC, COG, Peake Energy, Peake Operating Company, the Agent, and the Lenders did execute and exchange counterparts of the Credit Agreement dated November 15, 1993, as amended by the First Amendment to Credit Agreement dated August 1, 1994, the Second Amendment to Credit Agreement dated as of March 29, 1995, and the Third Amendment to Credit Agreement dated as of May 25, 1995 (collectively, the "AGREEMENT"), pursuant to which the Lenders have extended credit to the Borrowers; and

   WHEREAS, the parties to the Agreement desire to amend the Agreement in the particulars hereinafter set forth;

   NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Amendment and the Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

   1.1 TERMS DEFINED ABOVE. As used herein, each of the terms "AGENT," "AGREEMENT," "AMENDMENT," "BANK ONE," "BBC," "BORROWER," "BORROWERS," "COG," "FNBC," "LENDER," "LENDERS," "PEAKE ENERGY," and "WARD LAKE" shall have the meaning assigned to such term hereinabove.

   1.2 TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned to such term in the Agreement, unless expressly provided herein to the contrary.

   1.3 REFERENCES. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or
Section in which such reference appears.

   1.4 ARTICLES AND SECTIONS. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

   1.5 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II
                                   ----------

                             AMENDMENT OF AGREEMENT
                             ----------------------

   Each of the Borrowers, the Lenders, and the Agent hereby amend the Agreement in the following particulars, effective as of and after the effective date of this Amendment:

   2.1 AMENDMENT OF SECTION 1.2. Section 1.2 of the Agreement is amended as follows:

   (a)   The following definitions are hereby amended to read as follows:

     "APPLICABLE MARGIN" shall mean (a) as to each Floating Rate Loan which is a Tranche A Loan, the margin shall be zero, (b) as to each LIBO Rate Loan which is a Tranche A Loan, (i) if Utilization is less than 50% of the Borrowing Base, the margin shall be 0.75%; (ii) if Utilization is less than 75% of the Borrowing Base but more than or equal to 50% of the Borrowing Base, the margin shall be 1.0%; and (iii) if Utilization is more than or equal to 75% of the Borrowing Base, then the margin shall be 1.25%. There is no Commitment as of the date of the Fourth Amendment to this

   Agreement to lend under Tranche B and in the event there is ever a Commitment under Tranche B, the margin shall be mutually agreed upon by the parties hereto.

     "COMMITMENT TERMINATION DATE" shall mean March 31, 2001.

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Intercreditor Agreement, the Letter of Credit Applications, the Letters of Credit, the Master Agreement, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes, the Intercreditor Agreement, the Letter of Credit Applications, the Letters of Credit, or the Master Agreement, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

     "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the obligation of the Borrowers to provide to or reimburse the Agent, as the issuer of Letters of Credit, or the Lenders, as the case may be, for, amounts payable, paid, or incurred with respect to Letters of Credit, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrowers for the payment of Commitment Fees, Engineering Fees, and Facility Fees, (e) all amounts owing or to be owing by BBC to Bank One under the Master Agreement, and (f) all other obligations and liabilities of the Borrowers to the Agent and the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and with respect to any of the foregoing that includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

     "TRANCHE A COMMITMENT AMOUNT" shall mean (a) the amount of $70,000,000, or
   (b) such higher amount as determined by the Lenders from time to time, which higher amount shall become effective upon written notification thereof to the Borrowers from the Lenders.

     "TRANCHE B COMMITMENT AMOUNT" shall mean (a) zero, or (b) such higher amount as determined by the Lenders from time to time, which higher amount shall become effective upon written notification thereof to the Borrowers from the Lenders.

   (b)   The following definitions are hereby added to read as follows:

     "MASTER AGREEMENT" shall mean the ISDA Master Agreement by and between the Borrowers and Bank One dated of even date with the Fourth Amendment to this Agreement, as it may be amended, supplemented, or restated from time to time, and any option with respect to any transaction under such agreement.

     "UTILIZATION" shall mean the Borrowing Base less the Available Commitment.

   2.2 AMENDMENT OF SECTION 2.7. Section 2.7(a) of the Agreement is hereby amended in its entirety to read as follows:

   "(a) The Tranche A Borrowing Base is acknowledged by each Borrower and each Lender to be $105,000,000. The Tranche B Borrowing Base is acknowledged by each Borrower and each Lender to be zero."

   2.3 AMENDMENT OF SECTION 2.11. Section 2.11 of the Agreement is hereby amended in its entirety to read as follows:

   "2.11 COMMITMENT FEES. In addition to interest on the Notes as provided herein, the Facility Fees and the Engineering Fees payable hereunder, and to compensate the Lenders for maintaining funds available, the Borrowers shall pay to the Agent for the Ratable Benefit of the Lenders, in immediately available funds, on the first day of April 1, 1996, and on the first day of each third calendar month thereafter, a fee in the amount of three-eighths of one percent (3/8%) per annum, calculated on the basis of a year of 360 days, but counting the actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding three-month period."

   2.4 AMENDMENT OF SECTION 2.13. Section 2.13 of the Agreement is hereby amended in its entirety to read as follows:

   "2.13 FACILITY FEES. In addition to interest on the Notes as provided herein, the Commitment Fees and the Engineering Fees payable hereunder, and to compensate the Lenders for the costs of the extension of credit hereunder, the Borrowers shall pay to the Agent for the Ratable Benefit of the Lenders, in immediately available funds, on the date of each increase in the Tranche A Commitment Amount, a fee in the amount of one-half of one percent (1/2%) of the difference between the Tranche A Commitment Amount in effect immediately preceding the Commitment Amount increase and the new Tranche A Commitment Amount; PROVIDED, HOWEVER, in any event that any Commitment Amount should be decreased at any time and thereafter increased there shall be no fee due on the portion of such Commitment Amount increase which has previously had a fee assessed against it hereunder."

   2.5 AMENDMENT OF SECTION 6.14. Subsection (c) of Section 6.14 of the Agreement is hereby amended in its entirety to read as follows:

   "(c) contracts entered into with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of the Borrowers that is accruing interest at a variable rate, including, without limitation, the Master Agreement, provided that (i) the aggregate notional amount of such contracts never exceeds the greater of $60,000,000 or seventy-five percent (75%) of the anticipated outstanding principal balance of the Indebtedness of the Borrowers to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness of the Borrowers to be hedged by such contract, and (iii) each such contract shall be with Bank One or other counterparty or have a guarantor of the obligation of such other counterparty who, at the time the contract is made, has long-term obligations rated at least BBB+ or Baa1 or its equivalent by a Recognized Rating Agency (or a successor credit rating agency)."

   2.6 AMENDMENT OF SECTION 9.3. Subsection (b) of Section 9.3 of the Agreement is hereby amended in its entirety to read as follows:

   "(b)  if to FNBC, to:

         THE FIRST NATIONAL BANK OF CHICAGO

     One First National Plaza, Suite 0363
     Chicago, Illinois 60670
     Attention:  Mr. William Laird
     Telecopy:   (312) 732-4840

     with a copy to:

     NBD BANK
     611 Woodward Avenue
     Detroit, Michigan 48226
     Attention:  Mr. Joseph Giampetroni
     Telecopy:   (313) 225-2649"


                                  ARTICLE III
                                  -----------

                                   CONDITIONS
                                   ----------

   The obligations of the Lenders and the Agent to enter into this Amendment are subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Agent to be in form and substance satisfactory to the Lenders:

   3.1  RECEIPT OF DOCUMENTS.  The Agent shall have received the following:

      (a)   this Amendment, duly executed by each Borrower;

      (b)   the Master Agreement, duly executed by each Borrower;

      (c)   a Notice of Final Agreement; and

      (d) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request on its own behalf or on behalf of any Lender.

   3.2 NO MATERIAL ADVERSE CHANGE. In the opinion of the Required Lenders, no material adverse change shall have occurred in the property, business, operations, conditions (financial or otherwise) or prospects of any Borrower since the date of the last Financial Statements delivered to the Lenders.

   3.3 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

   3.4 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article IV of the Agreement, as amended hereby, and in any other Loan Document, as each has been supplemented, if applicable, shall be true and correct in all material respects, except as affected by the transactions contemplated in the Agreement and this Amendment.

   3.5 ADDITIONAL MATTERS. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Required Lenders.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

   Each of the Borrowers hereby expressly remakes, in favor of the Lenders and the Agent, all of the representations and warranties set forth in Article IV of the Agreement, as amended hereby, and in any other Loan Document, and represents and warrants that all such representations and warranties, as each has been supplemented, if applicable, remain true and unbreached in all material respects, except as affected by the transactions contemplated in the Agreement and this Amendment and except for such representations and warranties which may be limited to the date made.


                                   ARTICLE V
                                   ---------

                                  RATIFICATION
                                  ------------

   Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and each other Loan Document to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Amendment.


                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

   6.1 SCOPE OF AMENDMENT. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

   6.2 AGREEMENT AS AMENDED. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

   6.3 SUCCESSORS AND ASSIGNS; RIGHTS OF THIRD PARTIES. All covenants and agreements by each of the Borrowers in this Amendment shall be binding upon such Borrower and its legal representatives, successors, and assigns and shall inure to the benefit of the Agent and each of the Lenders and their legal representatives, successors, and assigns. All provisions of this Amendment, the Agreement, and the other Loan Documents are imposed solely and exclusively for the benefit of the Borrowers, the Agent, and the Lenders. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms, and any or all of such provisions may, subject to the provisions of Section 9.9 of the Agreement as to the rights of the Lenders, be freely waived in whole or in part by the Agent at any time if in its sole discretion it deems it advisable to do so.

   6.4 FURTHER ASSURANCES. Each of the Borrowers shall execute, acknowledge, and deliver, at any time as requested by the Agent, such other documents and instruments as the Required Lenders shall deem necessary in their sole discretion to fulfill the terms of the Agreement, as amended hereby, including, without limitation, modifications of and amendments to any of the Loan Documents.

   6.5  GOVERNING LAW.  THIS  AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE
        --------------
UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

   6.6  ENTIRE AGREEMENT; NO ORAL AGREEMENTS.  THIS  AMENDMENT CONSTITUTES THE
        -------------------------------------
ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS WRITTEN AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

   6.7  JURISDICTION AND VENUE.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO,
        -----------------------
ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT IN ACCORDANCE WITH THIS SECTION.

   6.8  WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES.  EACH OF THE
        ----------------------------------------------------
BORROWERS, THE AGENT, AND EACH OF THE LENDERS HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO, (B) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND

UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT.

   Executed effective as of the 15th day of February, 1996.


                                        BORROWERS:

                                        BELDEN & BLAKE CORPORATION


                                        By: /s/ Henry S. Belden IV
                                           -----------------------------------
                                        Printed Name: Henry S. Belden IV
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------


                                        THE CANTON OIL & GAS COMPANY


                                        By: /s/ Henry S. Belden IV
                                           -----------------------------------
                                        Printed Name: Henry S. Belden IV
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------



                                        PEAKE ENERGY, INC.


                                        By: /s/ Henry S. Belden IV
                                           -----------------------------------
                                        Printed Name: Henry S. Belden IV
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------



                                        WARD LAKE DRILLING, INC.


                                        By: /s/ R.L. Clements
                                           -----------------------------------
                                        Printed Name: R.L. Clements
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------








                      (Signatures Continued on Next Page)

                                       AGENT AND LENDER:

                                       BANK ONE, TEXAS, NATIONAL
                                       ASSOCIATION

                                       By:  /s/ Richard G. Sylvan
                                          -------------------------------------
                                       Printed Name:  Richard G. Sylvan
                                                    ---------------------------
                                       Title:  Senior Vice President
                                             ----------------------------------



                                       LENDER:

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By:  /s/ Steven P. Capouch
                                          -------------------------------------
                                       Printed Name:  Steven P. Capouch
                                                    ---------------------------
                                       Title:  Vice President
                                             ----------------------------------

                                      10